UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 3, 2014

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities

On October 29, 2014 (“Closing Date”), Rocky Mountain Minerals Corp. (“RMM”) the 100% owned subsidiary of Bullfrog Gold Corp. (the “Company”) entered into an Option Agreement (“Option”) with Mojave Gold Mining Corporation (“Mojave”). Mojave holds and possesses the purchase rights to 100% of 12 patented mining claims (“Property”) located in Nye County, Nevada. This Property is located adjacent to the Company’s Bullfrog Gold Project in Nevada. This Property is strategically located adjacent to the Company’s Bullfrog Gold Project in Nevada and covers the NE half of the Montgomery-Shoshone open pit that was mined by Barrick Gold Corp. from the mid-1980’s to late 1990’s.

Mojave granted to RMM the sole and immediate working right and option with respect to the Property, for the period from the Closing Date of the Option until the 10th anniversary of the Closing Date, to earn a One Hundred Percent (100%) interest in and to the Property free and clear of all charges encumbrances and claims, save and except for the Royalty (as defined in the Option attached as Exhibit 10.1).

In order to maintain in force the working right and Option granted to it, and to exercise the Option, Rocky Mountain granted Mojave 750,000 common shares and paid $16,000. RMM must pay to Mojave a total of $190,000 over the next 10 years.

The foregoing is not a complete summary of the terms of the Option, and is qualified in its entirety by reference to the complete text of the Option attached as Exhibits 10.1 to this Current Report on Form 8-K, which are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No .	Description

10.1	Option Agreement dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2014	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer